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                                                                  EXHIBIT 10.4.1

                         SECOND AMENDMENT AND SUPPLEMENT
                              TO PURCHASE AGREEMENT

         THIS SECOND AMENDMENT AND SUPPLEMENT TO PURCHASE AGREEMENT ("Second Amendment") is made and entered into effective as of September 17, 1999, by and between PHELPS DODGE CORPORATION, a New York corporation ("Seller"), acting through its division Phelps Dodge Mining Company; CR MONTANA CORPORATION, a Colorado corporation ("CR Montana"), and CANYON RESOURCES CORPORATION, a Delaware corporation ("Canyon Resources" and, together with CR Montana, "Buyers", and each individually a "Buyer"); and SEVEN-UP PETE JOINT VENTURE, an Arizona general partnership comprised solely of CR Montana and Canyon Resources (the "Partnership"). Unless otherwise provided herein, all capitalized terms in this Second Amendment shall have the same meanings and definitions as provided in the Purchase Agreement (defined below).

                                    RECITALS

     Buyers and Seller entered into a Purchase Agreement dated as of September 25, 1997 ("Purchase Agreement"), with respect to a Partnership Interest and Co-Tenancy Interest.

     Closing under the Purchase Agreement has occurred, pursuant to which Buyers have paid Seller $5,000,000.

     Buyers and Seller wish to restructure the balance of the Purchase Price under the Purchase Agreement.

     Buyers and the Partnership contemplate instituting a "takings" action in Montana state or federal court, or both, against the State of Montana and other governmental agencies to seek compensation for losses suffered by Buyers and the Partnership as a result of certain actions and legislation by the State of Montana and its agencies, including but not limited to the passage on November 3, 1998 of Montana Ballot Initiative No. 137.

     If either Buyers or the Partnership are successful in recovering damages or other monetary compensation from the State of Montana or other governmental agency, they wish to share with Seller a portion of such proceeds, as provided in this Second Amendment.

     Seller, Buyers and the Partnership wish to reflect their agreements on these various matters by means of this Second Amendment.

         NOW, THEREFORE, in consideration of the mutual benefits to be obtained by the parties hereto pursuant to this Second Amendment, the parties hereby agree as follows:


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         Amendments to Purchase Agreement. Seller and Buyers hereby amend the
Purchase Agreement as follows:

         Section 2 of the Purchase Agreement is deleted in its entirety and replaced with the following:

                           Purchase Price. The aggregate purchase price for the
                  Purchased Assets shall be an amount equal to the sum of the following (collectively, the "Purchase Price"):

                                    $5,000,000, paid at Closing; and

                                    $10,000,000, to be paid (by wire transfer of
                                            immediately available funds to the
                                            account designated by Seller) within
                                            30 days after the earlier of the
                                            following to occur:

                                            commencement of construction of the
                                                     McDonald Gold Project, it
                                                     being understood and agreed
                                                     that performance of any
                                                     activity permitted by any
                                                     Consent related to the
                                                     McDonald Gold Project and
                                                     in force on September 25,
                                                     1997, shall not be deemed
                                                     to constitute "commencement
                                                     of construction of the
                                                     McDonald Gold Project"; and

                                            issuance of the Permits listed in
                                                     Schedule 2.2(f) and the
                                                     resolution of all
                                                     administrative and judicial
                                                     appeals of and challenges
                                                     to those Permits, if any,
                                                     or the passing of the time
                                                     to file such appeals and
                                                     challenges, or a
                                                     determination by the
                                                     applicable Governmental
                                                     Authority that such Permits
                                                     are unnecessary for the
                                                     construction and/or
                                                     operation of the McDonald
                                                     Gold Project (the "FSP
                                                     Date").

                           Section 7.7 of the Purchase Agreement is deleted in
                  its entirety.

         Section 7.9 of the Purchase Agreement is deleted in its entirety.

         Section 7.11 of the Purchase Agreement is amended by adding the following phrase to the beginning of the sentence: "If and when Montana Ballot Initiative No. 137 is either invalidated, set aside or reversed by a final court order or by the Montana legislature, . . .".


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         Section 7.14 of the Purchase Agreement is deleted in its entirety.

         Section 7.15 of the Purchase Agreement is deleted in its entirety.

         The following terms and definitions are deleted from Section 12.1.2:

                                    Board Amount;

                                    Change of Ownership Payment;

                                    Discretionary Payment;

                                    Engineering Firm;

                                    Feasibility Study;

                                    Feasibility Study Payment;

                                    Gold Price;

                                    Mineable Ounces;

                                    New Feasibility Study;

                                    Production Payment; and

                                    Second Contingent Payment.

             This Second Amendment replaces and supersedes in its entirety the First Amendment to Purchase Agreement, dated effective as of June 25, 1998.

         Promptly following the execution of this Second Amendment, the Note and the Deed of Trust and Security Agreement shall be amended by the First Amendment to Promissory Note and the First Amendment to Deed of Trust and Security Agreement, in the forms of Exhibits A and B hereto, respectively. These amendments shall be executed by Buyers promptly after their execution of this Second Amendment. Buyers shall cause such First Amendment to Deed of Trust and Security Agreement to be recorded promptly in Lewis and Clark County, Montana, at Buyers' expense

         Allocation of Proceeds Received from State of Montana or Other Governmental Agency.

             Within 30 days after receipt by any of the Buyers or the Partnership of any proceeds from the State of Montana or any governmental agency (collectively, the "Government") as a result of any or all of the following:


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                                    A final judgment or judgments rendered
                                            against the Government by any court
                                            as a result of any actions filed by
                                            Buyers or the Partnership to seek
                                            compensation for economic losses or
                                            property losses suffered by Buyers
                                            or the Partnership due to actions
                                            and legislation by the Government,
                                            including but not limited to the
                                            passage on November 3, 1998 of
                                            Montana Ballot Initiative No. 137;
                                            or

                                    A settlement of any such actions; or

                                    A transaction or transactions with the
                                            Government to purchase any or all of
                                            the McDonald Gold Project or to
                                            obtain an agreement or any other
                                            commitment of any kind from Canyon
                                            Resources, CR Montana, the
                                            Partnership or any of their
                                            Affiliates that the McDonald Gold
                                            Project will not be developed;

Buyers, or the Partnership, or both of them, as applicable, shall pay to Seller one-third (1/3) of such proceeds after deduction of legal fees and other costs (including, but not limited to expert witness fees and reasonable expenses incurred by legal counsel) that are incurred by Buyers and the Partnership, are directly related to the recovery of such proceeds, and are not recovered by Buyers or the Partnership, from the Government. Solely for purposes of illustration of the foregoing, if Buyers' and the Partnership's total payments from the Government were $102,000,000 and their total legal fees and other costs were $3,000,000, Buyers and the Partnership collectively would pay Seller $33,000,000.

         Buyers, the Partnership and Seller understand and agree that, except as otherwise expressly provided by this paragraph 2.B, (i) Seller shall not be entitled to receive payment of both the Purchase Price balance upon occurrence of an event as provided by Section 2.b of the Purchase Agreement as amended by paragraph 1.A above and a payment under paragraph 2.A above, (ii) payment to Seller of the $10,000,000 Purchase Price balance pursuant to said Section 2.b shall terminate Seller's right to payment under paragraph 2.A above, and (iii) payment to Seller of $10,000,000 or more pursuant to paragraph 2.A above shall terminate Seller's right to payment of the balance of the Purchase Price pursuant to said Section 2.b of the Purchase Agreement. If Seller receives less than $10,000,000 pursuant to paragraph 2.A above, the provisions of Section 2.b of the Purchase Agreement shall remain in effect, with the exception that the amount(s) received by Seller pursuant to paragraph 2.A above shall be credited against the balance of the Purchase Price. Solely for purposes of illustration of the application of the foregoing sentence, if Seller were to receive $5,000,000 pursuant to paragraph 2.A above, and the conditions for payment of the balance of the Purchase Price were met pursuant


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to said Section 2.b of the Purchase Agreement, the Purchase Price balance payable to Seller would be $5,000,000.

         Buyers and the Partnership shall provide to a counsel or other representative designated in writing by Seller copies of all pleadings filed in any "takings" proceedings filed against the Government by Buyers, or the Partnership, or both of them. Buyers and the Partnership also shall provide Seller with reasonably detailed written reports of negotiations with the Government concerning these proceedings, to the extent that such reports do not violate confidentiality requirements of the Government and do not constitute a waiver of Buyers' or the Partnership's attorney-client or attorney work product privilege.

         Dedication of Proceeds Received from 7-Up Nevada Joint Venture ("7NJV"); Effect of Election by 7NJV to Terminate. Buyers and the Partnership agree that all proceeds received from the 7NJV, a Nevada joint venture comprised of Franco-Nevada Mining Corporation, Inc., a Nevada corporation, and Euro-Nevada Mining Corporation, Inc., a Nevada corporation, pursuant to that certain Financial Support Agreement for Seven-Up Joint Venture, dated May 26, 1999, as amended (the "7NJV Agreement"), between 7NJV and the Partnership, shall be utilized solely as provided in paragraphs 2(a) and 2(b) of the 7NJV Agreement. If 7NJV elects to terminate the 7NJV Agreement pursuant to paragraph 7 thereto, this Second Amendment shall terminate upon such election and no longer shall be of any force or effect.

         Successors and Assigns. The rights and obligations under this Second Amendment shall inure to the benefit of, and be binding upon, as appropriate, the respective successors and assigns of the parties hereto. Without limiting the foregoing, Buyers and the Partnership agree that any new entity formed pursuant to the 7NJV Agreement shall agree in writing to be bound by the Purchase Price balance payment obligations hereunder and by the Buyers' and the Partnership's obligations under paragraphs 2 and 3 above.

         Scope of Amendment. Except as amended and supplemented by this Second Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its original terms.

         WHEREFORE, the parties have executed this Second Amendment and Supplement to Purchase Agreement as of the date first above written.




                                    PHELPS DODGE CORPORATION, a New York
                                    corporation acting through its division
                                    Phelps Dodge Mining Corporation


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                                   /s/  S. David Colton
                                   S. David Colton
                                   Vice President and General Counsel


                                   CR MONTANA CORPORATION, a Colorado
                                   corporation


                                   /s/ Gary C. Huber
                                   Gary C. Huber
                                   Vice President




                                   CANYON RESOURCES CORPORATION, a
                                   Delaware corporation

                                   /s/ Gary C. Huber
                                   Gary C. Huber
                                   Vice President


                                   SEVEN-UP PETE JOINT VENTURE
                                   By:  Canyon Resources Corporation
                                           General Partner

                                   /s/ Gary C. Huber
                                   Gary C. Huber
                                   Vice President

                                   and

                                   By: CR Montana Corporation, General Partner

                                   /s/ Gary C. Huber
                                   Gary C. Huber
                                   Vice President


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